March 12, 1996


Ms. Virginia Puzon
Corporate Paralegal
SunAmerica Inc.
P.O. Box 54197
Los Angeles, CA  90054-0197

                     RE: First SunAmerica Life Insurance Company Charter Amendment and Amended By-Laws

Dear Ms. Puzon:

       The Certificate of Amendment of Charter of First SunAmerica Life Insurance Company specifying the date of the annual meeting of shareholders has been approved and placed on file with this Department as of February 27, 1996.

       Enclosed is a certified copy of the Certificate of Amendment of Charter of First SunAmerica Life Insurance Company to be filed in the office of the New York County Clerk. Proof of the filing must be returned to this office.

       The certified copy of the Amended By-Laws of the First SunAmerica Life Insurance Company specifying the date of the annual meeting of shareholders has also been approved and placed on file with this Department as of February 27, 1996.

       We acknowledge receipt of a check in the amount of $10.00 in payment of the charter filing fee.

                                          Very truly yours,

                                          /s/ NANCY E. SCHOEP

                                          Nancy E. Schoep
                                          Senior Attorney
                                          Office of General Counsel
                                          Albany Office


NES:td

SHORT CERTIFICATE


                        STATE OF NEW YORK

                       INSURANCE DEPARTMENT

                          EDWARD J. MUHL
                   SUPERINTENDENT OF INSURANCE

It is hereby certified that the annexed copy of the Certificate of Amendment of Charter of FIRST SUNAMERICA LIFE INSURANCE COMPANY, of New York, New York, approved under Section 1206 of the Insurance Law, has been compared with the original on file in this Department and that it is a correct transcript therefrom and of the whole of said original.


SEAL                        In Witness Whereof, I have hereunto set
                            my hand and affixed the official seal of this Department at the City of Albany, this 27th day of February 1996.

                            /s/ FRANK M. D'AMICO

                            Special Deputy Superintendent

              CERTIFICATE OF AMENDMENT OF CHARTER
                              OF
            FIRST SUNAMERICA LIFE INSURANCE COMPANY
            UNDER SECTION 1206 OF THE INSURANCE LAW


FIRST: The name of the corporation is FIRST SUNAMERICA LIFE INSURANCE
COMPANY (the "Corporation").    The Corporation was formerly known as The
Capitol Life Insurance Company of  New York.

SECOND:The Charter of the Corporation was filed with the office of the Superintendent of Insurance of the State of New York on December 5, 1978.

THIRD: The amendment to the Charter affected by this Certificate is to amend the first sentence of Section 6 to bring the provision relating to annual meeting of shareholders into line with the current Bylaw of the Corporation.

FOURTH:In order to effect such amendment, the first sentence of Section 6 of the Charter of the Corporation is amended to read as follows:

              Section 6. The annual meeting of the stockholders of the corporation shall be held on the fourth Tuesday of June of each year for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

FIFTH: The foregoing amendment of the Charter of the Corporation was authorized by resolution of the Board of Directors of the Corporation, followed by the written consent of the holder of all of the outstanding shares of the Corporation entitled to vote on said amendment.

       IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

Dated:     January 1, 1996

                            FIRST SUNAMERICA LIFE INSURANCE COMPANY


                                   /s/ ELI BROAD
                            By:------------------------------------
                                Eli Broad
                                President

                                   /s/ SUSAN L. HARRIS
                            By:------------------------------------
                                Susan L. Harris
                                Secretary